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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported).............September 22, 1997

                         Service Systems International, Ltd.
 ...............................................................................
                (Exact name of registrant as specified in its charter)
    Nevada                             0-21753                  88-0263701
 ..............................................................................
(State or other jurisdiction           (Commission            (IRS Employer
 of incorporation)                      File Number)            Ident. No.)

                 2800 Ingleton Avenue, Burnaby, B.C. Canada  V5C 6G7
 ...............................................................................
         (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:  (604) 451-1069

 ...............................................................................
            (Former name or former address, if changed since last report.)

Item 9.  Sales of Equity Securities Pursuant to Regulation S

    On September 22, 1997, the Registrant sold to three Costa Rican investors, in a Regulation S transaction, 12% Series A Senior Subordinated Convertible Redeemable Debentures in the aggregate principal face amount of $262,535 for a price of $210,268.

    Each Debenture is due on July 31, 1998, if not redeemed or converted before that date. The conversion price per share of common stock is the lower of (a) 80% of the closing bid price of the common stock for the business day immediately preceding the date of receipt by the Company of Notice of conversion or (b) 80% of the average of the closing bid price of the common stock for the 5 business days of trading immediately


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preceding the date of conversion as reported on the NASDAQ Bulletin Board.

                                       SERVICE SYSTEMS INTERNATIONAL, LTD.


Date:  October 6, 1997                 By:/s/ Kenneth Fielding
                                       Kenneth Fielding, President

                                       Service Systems International,  Ltd.
                                        (Registrant)